Exhibit 10.3

AMENDMENT #8 TO LEASE

1.	Parties.

This Amendment, dated as of November 6, 2001, is between Andover Mills Realty Limited Partnership (“Landlord”) and CMGI, Inc. (“Tenant”).

2.	Recitals.

2.1    Landlord and Tenant have entered into Lease, dated as of April 12, 1999, for space in Brickstone Square in Andover, Massachusetts (as now or hereafter amended, the “Lease”). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease.

2.2    Tenant wishes to lease a designated portion of the Premises as shown in Exhibit “B-8” attached hereto and incorporated herein (the “Specified Surplus Space”), with a rentable area agreed to contain 26,053 square feet, to Cambridge Soundworks, Inc., or one of its affiliates (the “New Tenant”), and has requested Landlord’s help in the leasing and buildout process. In order to accomplish this and other matters, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree and the Lease is amended as follows as of the date hereof, notwithstanding anything to the contrary:

3.	Amendments.

3.1    For a term of six (6) months from the date of this Amendment (the “Surplus Term”), in order to help Tenant lease the Surplus Space, Tenant grants to Landlord the ongoing right from time to time to market and show the Surplus Space and negotiate and enter into a new lease with the New Tenant for the Specified Surplus Space (the “New Lease”), with a term of between five (5) and ten (10) years plus any extensions, and “Buildout Costs” and “New Tenant Costs” as set forth in Section 3.2(a) below. Landlord has no obligation to exercise any of these rights. The “Buildout Costs” means Landlord’s good faith estimate of the third-party hard and soft costs of the improvements, modifications, and tenant allowances to be performed and/or paid for by the lessor in connection with or as a result of the initial buildout of Specified Surplus Space under that New Lease (the “Buildout”).

3.2    If Landlord enters in to the New Lease for the Specified Surplus Space per Section 3.1, Landlord will notify Tenant in writing, and then:

(a)    Within fifteen (15) days thereafter, Tenant will pay to or as directed by Landlord the approved Buildout Costs for that New Lease as described in Section 3.1 above, and leasing commissions for that New Lease (collectively, the “New Tenant Costs”) for ultimate payment by Landlord to the parties entitled thereto as and when due, in addition to any rent payable by Tenant under the Lease. Subject to the terms of this Amendment, the New Tenant Costs payable by Tenant hereunder will not exceed Eight Hundred Eighty-five Thousand Eight Hundred Two Dollars ($885,802).

(b)    Within thirty (30) days thereafter, Tenant will remove all of Tenant’s Property from the Specified Surplus Space and surrender vacant possession of the Specified Surplus Space to Landlord in the condition required by the Lease. Tenant’s Property not removed by that date will be deemed abandoned by Tenant in favor of Landlord. If the New Lease is validly terminated before the “Start Date” (defined below), possession of the Specified Surplus Space will be returned to Tenant in its then “as-is” state and will continue to be part of the Premises subject to all of the terms of the Lease, Landlord will deliver to Tenant (or credit against rent owed by Tenant under the Lease) any security deposit from the New Tenant that has been delivered to and may be retained and applied Landlord under that New Lease, and Landlord will cooperate reasonably with Tenant (at no cost or Liabilities to Landlord) in Tenant’s enforcement of any claims against the New Tenant under that New Lease.

(c)    Landlord will supervise the performance of the Buildout to be performed by the lessor under that New Lease, and at Tenant’s request in each instance will reasonably cooperate with and periodically report to Tenant to keep Tenant informed as to the status of the Buildout, all at no additional charge to Tenant. As consideration for Landlord’s agreement above, Tenant hereby waives and releases all claims of any type that it may have against Landlord or any of its affiliated persons or entities in connection with the Buildout (excluding any contractors or subcontractors), except for claims of Tenant resulting from Landlord’s failure to pay or cause to be paid any Buildout Costs in excess of those for which Tenant is responsible hereunder. Subject to the foregoing, Landlord will cooperate reasonably with Tenant (at no cost or liability to Landlord) if Tenant wishes to assert claims against others in connection with the Buildout. In addition to any other rights of Landlord, Tenant acknowledges and agrees that Landlord, the New Tenant and their respective professionals, contractors, subcontractors and representatives will have the right to perform the Buildout and to enter the Specified Surplus Space and other necessary areas of the Premises as may be necessary in connection therewith. Subject to Section 3.2(b) above, once the New Lease is entered into Landlord will have no obligations to Tenant with respect to that Specified Surplus Space and Tenant will have no rights therein except as are specifically set forth herein. Subject to Section 3.4 below, Tenant’s surrender of possession and/or the performance of the Buildout will not be deemed to be a termination of the Lease in whole or in part nor will they operate to relieve, reduce or waive any of Tenant’s obligations under the Lease with respect to the payment of rent or otherwise.

(d)    Tenant will not be responsible for any costs for the New Lease in excess of the New Tenant Costs per Section 3.2(a) above unless Tenant fails to pay the New Tenant Costs or fails to vacate and surrender possession of space as and when required, or otherwise defaults hereunder or under the rest of the Lease. Tenant acknowledges and agrees that its timely payment in full of the New Tenant Costs and its surrender of vacant possession as and when required are material inducements to Landlord to enter into this Amendment, and Tenant’s failure to do so will be a default under the Lease, and in addition to any other rights and remedies of Landlord, Tenant will be responsible for any Liabilities incurred by Landlord under that New Lease and/or in connection with that Specified Surplus Space resulting therefrom.

3.3    [INTENTIONALLY OMITTED]

3.4    Subject to the terms hereof, and despite the entry into the New Lease and the earlier surrender of possession, the Lease will continue for the Specified Surplus Space until the “Start Date” for that New Lease. The “Start Date” for that New Lease will be the date that the New Tenant under that New Lease accepts the Specified Surplus Space and occupies a substantial part of that space to conduct business, or the rent commencement date occurs under that New Lease, whichever is earlier. As of the Start Date: (a) the Lease will terminate and expire as to that Specified Surplus Space only (and no other space) and the agreed rentable area of the remainder of the Premises will be reduced by the rentable area of that Specified Surplus Space; (b) Tenant’s parking rights under the Lease will be reduced by 78 vehicles (26 of which will be assigned spaces), as shown in Exhibit “A-8” attached hereto; and (c) provided that Tenant has complied with Sections 3.2(a) and (b) above and is not otherwise in default, Tenant’s Percentage will be reduced by 2.77% and Tenant’s obligation to pay rent for that Specified Surplus Space for periods thereafter will terminate.

3.5    Amendment #6 to Lease, dated 4/17/2001, and Amendment #7 to Lease, dated 4/18/2001, both are deleted from the Lease and are null and void.

3.6    As a material inducement to Tenant to enter into this Amendment, Landlord agrees that, as of the date hereof, Tenant owes no amounts to Landlord except the rent due under the Lease and Tenant is not, to Landlord’s knowledge, in default under the Lease.

3.7    As a material inducement to Landlord to enter into this Amendment, Tenant agrees that, as of the date hereof, Landlord owes no amounts to Tenant under the Lease and Landlord is not, to Tenant’s knowledge, in default under the Lease, and Tenant agrees, represents and warrants to Landlord that: Tenant has not leased, subleased, assigned or conveyed the Specified Surplus Space or its interests therein to anyone else and has not employed or engaged any brokers or agents in connection therewith or in connection with this Amendment, and in either case will not (and will not have the right or power to) do so during the Surplus Term.

3.8    The Lease remains in full force and effect, and except as set forth in this Amendment, the Lease remains unchanged. Time is of the essence in this Amendment and the rest of the Lease and holding over will not be permitted. Except for the representations and warranties specifically set forth in this Amendment, neither party has made nor relied on any representations and warranties of any type, express or implied, in connection with this Amendment or its subject matter. Landlord and Tenant are not partners or joint venturers nor are they agents of each other. Landlord will not be deemed to have assumed any of Tenant’s Liabilities by reason of Landlord’s exercise of or failure to exercise any of its rights hereunder or under the rest of the Lease, and Landlord is under no obligation to exercise any of its rights hereunder or to exercise them in any particular manner, including, without limitation, showing, marketing or negotiating for the lease of any of the Specified Surplus Space. Notwithstanding anything to the contrary, and without limiting the generality of the foregoing, Landlord may in its sole and absolute discretion show, market, negotiate or lease any or all of its own space in the Project to or with existing New Tenant or other prospective tenants before, during, after or in lieu of showing, marketing, negotiating or leasing any of the Specified Surplus Space, regardless of the effect on the leasing of the Specified Surplus Space, and without incurring any Liabilities to Tenant or anyone else. On Landlord’s written request from time to time, Tenant will promptly execute and deliver to Landlord amendments to this Lease and/or the existing Notice of Lease evidencing the termination of the Lease with respect to the Specified Surplus Space and the other matters provided for in this Amendment. Tenant’s failure to execute and deliver such amendments will not be a condition to the effectiveness of such termination and the other matters provided for in this Amendment.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the date in Article 1 above.

CMGI, INC., a Delaware corporation		Andover Mills Realty Limited Partnership, a Massachusetts limited partnership

By:	/s/ George A. McMillan	By:	/s/ Martin Spagat
	**Signature of Reporting Person** Name: Title: Authorized Signature		**Signature of Reporting Person** Name: Title: Authorized Signature

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